Exhibit 5


                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110


                                September 1, 2000

First International Bancorp, Inc.
280 Trumbull Street
Hartford, CT 06103

        Re:    Registration Statement on Form S-8
               2000 Stock Option Plan

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about September 1, 2000 (the "Registration Statement"), of 150,000 shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock"), of First International Bancorp, Inc., a Delaware corporation (the "Company"), which are or will be issuable to employees and directors of the Company upon the exercise of options granted pursuant to the Company's 2000 Stock Option Plan (the "2000 Plan").

     We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have further assumed that all options granted or to be granted pursuant to the 2000 Plan were or will be validly granted in accordance with the terms of the 2000 Plan and that all Shares to be issued upon exercise of such options will be issued in accordance with the terms of such options and the 2000 Plan.

     This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

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     Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options and the 2000 Plan, the Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Bingham Dana LLP

                                            BINGHAM DANA LLP